Exhibit 99.1

PROG Holdings Reports Third Quarter 2021 Results

•	Progressive Leasing GMV of $493 million, up 9.9%

•	E-commerce grew 192% to 14.5% of Progressive Leasing GMV

•	Consolidated Revenues of $650 million, up 6.4%

•	Consolidated earnings before taxes of $77.9 million; Adjusted EBITDA of $93.6 million or 14.4% of revenues

•	Diluted EPS of $0.86; Non-GAAP Diluted EPS of $0.94

•

Board of Directors authorizes new $1 billion share repurchase program including a modified Dutch auction tender offer to purchase up to $425 million of Company stock, which is expected to commence November 4, 2021

SALT LAKE CITY, November 3, 2021- PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced financial results for the third quarter ended September 30, 2021.

“As we approach our first anniversary as a stand-alone, high-growth, asset-light fintech company, I’m pleased to report our continued progress positioning PROG Holdings for significant, long-term shareholder value creation. At the same time, we continue to successfully navigate pandemic-related volatility in our markets,” said Steve Michaels, President and Chief Executive Officer of PROG Holdings. “During the third quarter, portfolio performance continued to return towards more normalized pre-pandemic levels. Against this backdrop, we sustained accelerating growth in our lease portfolio, and we remain on track to deliver mid-to-high teens GMV growth and record adjusted EBITDA.”

Michaels added, “Since last November’s spin transaction, we have taken significant steps to align our capital structure and capital allocation strategy with our business’s impressive cash generation and balance sheet. Our Board’s authorization of a $1 billion share repurchase program, which includes a cash and debt-funded tender offer to purchase up to $425 million of our outstanding common stock will lower our cost of capital and further demonstrate our commitment to return excess capital to shareholders while maintaining our ability to invest in organic growth and attractive M&A opportunities.”

Financial Highlights

Consolidated revenues for the third quarter of 2021 were $650.4 million, an increase of 6.4% from the same period in 2020. The increase was primarily due to growth from key large national partners and continued e-commerce penetration. Progressive Leasing’s GMV increased 9.9% to $493.3 million compared with the same period in 2020, with e-commerce GMV growing 192% year-over-year. In addition, the Company’s lease portfolio ended the quarter 11.5% higher than the same period of 2020.

The Company reported consolidated net earnings from continuing operations for the third quarter of 2021 of $57.4 million compared with $74.6 million in the prior year period. Adjusted EBITDA for the third quarter of 2021 was $93.6 million compared with $110.6 million for the same period in 2020, a decrease of $17.0 million, or 15.4%. As a percentage of revenues, adjusted EBITDA was 14.4% in the third quarter of 2021 compared with 18.1% for the same period in 2020. The year-over-year decline in net earnings from continuing operations and adjusted EBITDA were primarily driven by Progressive Leasing’s delinquencies and write-offs approaching a more normalized level as compared to the extraordinarily low delinquency and write-off levels in the prior year quarter. That trend more than offset the benefit of higher revenues and the declining number of customers exercising their 90-day purchase option.

Diluted earnings per share from continuing operations for the third quarter of 2021 were $0.86 compared with $1.10 in the year ago period. On a non-GAAP basis, diluted earnings per share from continuing operations were $0.94 in the third quarter of 2021 compared with $1.17 for the same quarter in 2020.

The provision for lease merchandise write-offs at Progressive Leasing was 5.4% of lease revenues in the third quarter of 2021, compared with 2.1% in the same period of 2020. While this level is elevated from the record lows of the prior year, write-offs remain below the Company’s historical 6-8% annual range and are expected to remain at or below that historical range in the near-to mid-term.

Liquidity and Capital Allocation

PROG Holdings ended the third quarter of 2021 with cash of $128.8 million and debt of $50 million. The Company purchased $51.0 million of its stock in the period at an average price per share of $45.40.

The Company’s Board of Directors has authorized a new $1 billion share repurchase program, which replaces the Company’s prior $300 million program. Under the new authorization, purchases can be made from time to time using a variety of methods, which may include tender offers, open market purchases, purchases effected through 10b5-1 trading plans, accelerated share purchase programs, or other transactions. The amount of any shares of the Company’s common stock that are purchased under the new repurchase program and the timing of any such purchases will be determined based on market conditions and other factors, and the program may be suspended or discontinued at any time.

As part of the new repurchase program, the Company expects to commence a “modified Dutch auction” tender offer on November 4, 2021, for up to $425 million in value of its outstanding common stock at an anticipated cash purchase price per share of not less than $44.00 and not more than $50.00, less any applicable withholding taxes and without interest. Further information regarding the tender offer can be found in a separate press release, issued today, available on PROG Holdings’ investor relations page.

Outlook

The Company is updating its full year 2021 consolidated outlook for revenues, adjusted EBITDA, GAAP diluted EPS, and Non-GAAP diluted EPS. The change in outlook reflects increasing reserve requirements due to continued normalization of the portfolio. The revised revenue range for 2021 is $2.68 billion to $2.70 billion, and the revised adjusted EBITDA range is $390 million to $395 million. Non-GAAP diluted EPS is expected to be between $3.90 and $3.99, while GAAP diluted EPS is expected to be between $3.62 and $3.71. The impact of any share reduction from the tender offer is not included in this outlook and is expected to be immaterial to the full-year EPS.

Conference Call and Webcast

The Company has scheduled a live webcast and conference call for Wednesday, November 3, 2021, at 8:30 A.M. ET to discuss its financial results for the third quarter of 2021. To access the live webcast, visit the Company’s investor relations website, https://investor.progholdings.com/. To join the conference call via telephone, dial 877-270-2148 and request to join the PROG Holdings, Inc. call. International participants without internet access can join the conference call by dialing 412-902-6510 and requesting to join the PROG Holdings, Inc. call. The webcast will be archived for playback on the investor relations website following the event.

About PROG Holdings, Inc.

PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, provider of Buy Now, Pay Later payment options through its platform, Four. More information on PROG Holdings’ companies can be found at https://www.progholdings.com.

Additional Information Regarding the Tender Offer

The tender offer described in this press release has not yet commenced, and there can be no assurance that PROG Holdings will commence the tender offer on the terms described in this release. The information regarding the tender offer in this press release is for informational purposes only. This press release is not a recommendation to buy or sell shares of common stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by PROG Holdings. The tender offer will only be made pursuant to the offer to purchase, the letter of transmittal and related materials filed as a part of the Schedule TO. When available, shareholders should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the tender offer. Once the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that PROG Holdings will be filing with the SEC at the SEC’s website at www.sec.gov or from the information agent for the tender offer.

Forward Looking Statements:

Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “continue”, “continued”, “expects”, “expected”, “outlook”, “intends” and similar forward-looking terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s POS partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s point-of-sale partners being able to obtain the merchandise its customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity, including risks arising from the increased level of debt that we expect to incur in connection with the tender offer to purchase up to $425 million of our common stock; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) the effects on our business and reputation resulting from Progressives Leasing’s announced settlement and related consent order with the FTC, including the risk of losing existing POS partners or being unable to establish new relationships with additional POS partners, and of any follow-on regulatory and/or civil litigation arising therefrom; (iv) other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (v) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or “hacking”, or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (vi) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (vii) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments for Progressive Leasing, especially in light of the COVID-19 pandemic, and for loan losses, with respect to our Vive segment; (vii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the spin-off of the Company’s Aaron’s Business segment may not be achieved in a timely manner, or at all; (ix) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the lending-related laws and regulations that apply to its business; (x) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisition of Four; (xi) Four’s business model differing significantly from Progressive Leasing’s and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; (xii) our ability to consummate the tender offer on the terms and timing described herein, or at all, and to realize the benefits expected from the tender offer; and (xiii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Statements in this press release that are “forward-looking” include without limitation statements about (i) our ability to create long-term shareholder value; (ii) our ability to successfully navigate COVID-19 pandemic-related volatility in our markets; (iii) our outlook for GMV growth for 2021; (iv) the execution, amount and timing of, and benefits expected from, our expected tender offer to purchase up to $425 million of our common stock; (v) the nature and amount of any other share purchases under the $1 billion repurchase program authorized by our Board; (vi) our ability to continue to invest in organic growth opportunities and M&A opportunities (vii) the levels of delinquencies and write-offs we expect in future periods; and (viii) our updated 2021 financial performance outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Investor Contact

John Baugh, CFA

Vice President, Investor Relations

john.baugh@progleasing.com

Media Contact

Mark Delcorps

Director, Corporate Communications

media@progleasing.com

PROG Holdings, Inc.

Consolidated Statements of Earnings (Loss)

(In thousands, except per share data)

	(Unaudited) Three Months Ended September 30,		(Unaudited) Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Lease Revenues and Fees	$635,025	$601,105	$1,989,055	$1,849,388
Interest and Fees on Loans Receivable	15,380	10,232	42,322	29,555

Total	650,405	611,337	2,031,377	1,878,943
Costs and Expenses:
Depreciation of Lease Merchandise	435,857	405,235	1,380,572	1,289,885
Provision for Lease Merchandise Write-offs	34,174	12,578	84,072	104,443
Operating Expenses	102,053	95,433	289,994	276,935
Separation Related Charges	—	2,443	—	2,443

Total	572,084	515,689	1,754,638	1,673,706

Operating Profit	78,321	95,648	276,739	205,237
Interest Expense	(444)	—	(1,392)	—

Earnings from Continuing Operations before Income Tax	77,877	95,648	275,347	205,237
Income Tax Expense	20,464	21,005	69,609	13,915

Net Earnings from Continuing Operations	57,413	74,643	205,738	191,322
Earnings (Loss) from Discontinued Operations, Net of Income Tax	—	34,702	—	(293,605)

Net Earnings (Loss)	$57,413	$109,345	$205,738	$(102,283)

Basic Earnings (Loss) per Share:
Continuing Operations	$0.87	$1.11	$3.07	$2.85
Discontinued Operations	—	0.51	—	(4.38)

Total Basic Earnings (Loss) per Share	$0.87	$1.62	$3.07	$(1.52)

Diluted Earnings (Loss) per Share:
Continuing Operations	$0.86	$1.10	$3.06	$2.82
Discontinued Operations	—	0.51	—	(4.33)

Total Diluted Earnings (Loss) per Share	$0.86	$1.61	$3.06	$(1.51)

Weighted Average Shares Outstanding	66,092	67,398	66,938	67,107
Weighted Average Shares Outstanding Assuming Dilution	66,385	68,155	67,319	67,849

PROG Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited) September 30, 2021	December 31, 2020
ASSETS:
Cash and Cash Equivalents	$128,788	$36,645
Accounts Receivable (net of allowances of $60,578 in 2021 and $56,364 in 2020)	67,447	61,254
Lease Merchandise (net of accumulated depreciation and allowances of $453,555 in 2021 and $409,307 in 2020)	588,733	610,263
Loans Receivable (net of allowances and unamortized fees of $57,578 in 2021 and $52,274 in 2020)	112,784	79,148
Property, Plant and Equipment, Net	25,806	26,705
Operating Lease Right-of-Use Assets	17,862	20,613
Goodwill	306,649	288,801
Other Intangibles, Net	143,029	154,421
Income Tax Receivable	18,890	—
Prepaid Expenses and Other Assets	44,270	39,554

Total Assets	$1,454,258	$1,317,404

LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$116,813	$78,249
Deferred Income Tax Liability	145,161	126,938
Customer Deposits and Advance Payments	39,765	46,565
Operating Lease Liabilities	26,063	29,516
Debt	50,000	50,000

Total Liabilities	377,802	331,268

SHAREHOLDERS’ EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at September 30, 2021 and December 31, 2020; Shares Issued: 90,752,123 at September 30, 2021 and December 31, 2020	45,376	45,376
Additional Paid-in Capital	325,309	318,263
Retained Earnings	1,442,116	1,236,378

	1,812,801	1,600,017
Less: Treasury Shares at Cost
Common Stock: 25,360,538 Shares at September 30, 2021 and 23,029,434 at December 31, 2020	(736,345)	(613,881)

Total Shareholders’ Equity	1,076,456	986,136

Total Liabilities & Shareholders’ Equity	$1,454,258	$1,317,404

PROG Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Unaudited Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net Earnings (Loss)	$205,738	$(102,283)
Adjustments to Reconcile Net Earnings (Loss) to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,380,572	1,672,841
Other Depreciation and Amortization	21,954	74,683
Provisions for Accounts Receivable and Loan Losses	152,523	224,959
Stock-Based Compensation	14,803	21,378
Deferred Income Taxes	16,948	(76,885)
Impairment of Goodwill and Other Assets	—	469,782
Non-Cash Lease Expense	708	75,589
Other Changes, Net	(2,715)	5,529
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Additions to Lease Merchandise	(1,446,046)	(1,687,483)
Book Value of Lease Merchandise Sold or Disposed	87,005	263,007
Accounts Receivable	(143,970)	(183,807)
Prepaid Expenses and Other Assets	(3,864)	(1,381)
Income Tax Receivable	(18,529)	9,180
Operating Lease Right-of-Use Assets and Liabilities	(1,411)	(85,073)
Accounts Payable and Accrued Expenses	37,973	48,851
Accrued Regulatory Expense	—	(175,000)
Customer Deposits and Advance Payments	(6,799)	(2,041)

Cash Provided by Operating Activities	294,890	551,846
INVESTING ACTIVITIES:
Investments in Loans Receivable	(139,980)	(73,208)
Proceeds from Loans Receivable	97,158	50,154
Outflows on Purchases of Property, Plant and Equipment	(6,815)	(50,867)
Proceeds from Disposition of Property, Plant, and Equipment	55	3,829
Outflows on Acquisitions of Businesses and Customer Agreements. Net of Cash Acquired	(22,942)	(2,874)
Proceeds from Dispositions of Businesses and Customer Agreements, Net of Cash Disposed	—	359

Cash Used in Investing Activities	(72,524)	(72,607)
FINANCING ACTIVITIES:
Proceeds from Debt	—	5,625
Repayments on Debt	—	(61,515)
Dividends Paid	—	(8,035)
Acquisition of Treasury Stock	(128,233)	—
Issuance of Stock Under Stock Option Plans	3,133	9,876
Shares Withheld for Tax Payments	(5,123)	(11,734)
Debt Issuance Costs	—	(1,020)

Cash Used in Financing Activities	(130,223)	(66,803)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	(21)

Increase in Cash and Cash Equivalents	92,143	412,415
Cash and Cash Equivalents at Beginning of Period	36,645	57,755

Cash and Cash Equivalents at End of Period	$128,788	$470,170

Net Cash Paid (Received) During the Period
Interest	$1,093	$8,501
Income Taxes	$43,985	$(19,362)

PROG Holdings, Inc.

Quarterly Revenues by Segment

(In thousands)

	Unaudited Three Months Ended September 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$635,025	$—	$—	$635,025
Interest and Fees on Loans Receivable	—	15,212	168	15,380

Total Revenues	$635,025	$15,212	$168	$650,405

	Unaudited Three Months Ended September 30, 2020
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$601,105	$—	$—	$601,105
Interest and Fees on Loans Receivable	—	10,232	—	10,232

Total Revenues	$601,105	$10,232	$—	$611,337

PROG Holdings, Inc.

Nine Months Revenues by Segment

(In thousands)

	Unaudited Nine Months Ended September 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,989,055	$—	$—	$1,989,055
Interest and Fees on Loans Receivable	—	42,154	168	42,322

Total Revenues	$1,989,055	$42,154	$168	$2,031,377

	Unaudited Nine Months Ended September 30, 2020
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,849,388	$—	$—	$1,849,388
Interest and Fees on Loans Receivable	—	29,555	—	29,555

Total Revenues	$1,849,388	$29,555	$—	$1,878,943

Use of Non-GAAP Financial Information:

Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and nine months ended September 30, 2021 and the Company’s full year 2021 outlook, exclude intangible amortization expense, acquisition related transaction costs, and accrued interest on an uncertain tax position related to Progressive Leasing’s $175 million settlement with the FTC in 2020. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and nine months ended September 30, 2020 exclude intangible amortization expense, restructuring expenses, separation related charges from our spin-off of Aaron’s Business, insurance recoveries for legal and regulatory fees incurred related to Progressive Leasing’s 2020 FTC settlement, and income tax benefits from our revaluation of net operating loss carrybacks resulting from the CARES Act. The amounts for these after-tax non-GAAP adjustments, which are tax effected using our statutory tax rate, can be found in the reconciliation of net earnings from continuing operations and earnings from continuing operations per share assuming dilution to non-GAAP net earnings from continuing operations and earnings from continuing operations per share assuming dilution table in this press release.

The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings from continuing operations before interest expense, net, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2020 also excludes stock-based compensation expense, restructuring expenses, acquisition related transaction costs, separation related charges from our spin-off of Aaron’s Business, and insurance recoveries for legal and regulatory fees incurred related to Progressive Leasing’s 2020 FTC settlement. The amounts for these pre-tax non-GAAP adjustments can be found in the three and nine-month segment EBITDA tables in this press release. Adjusted EBITDA for the Company’s full year 2021 outlook is calculated as projected earnings before interest expense, interest income, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the Company’s full year 2021 outlook also excludes stock-based compensation expense and the acquisition related transaction costs.

Management believes that non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.

Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:

•

Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.

•	Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.

•	Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings from continuing operations and diluted earnings from continuing operations per share and the GAAP revenues and earnings from continuing operations before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings Inc.

Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations

(In thousands, except per share amounts)

	Unaudited
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net Earnings from Continuing Operations	$57,413	$74,643	$205,738	$191,322
Add: Intangible Amortization Expense	5,723	5,565	16,565	16,697
Add: Separation Related Charges	—	2,443	—	2,443
Less: Insurance Recoveries Related to Legal and Regulatory Expenses	—	(835)	—	(835)
Add: Transaction Expense	—	—	561	—
Add: Restructuring Expenses, net	—	—	—	238
Less: Tax Impact of Adjustments (1)	(1,488)	(1,865)	(4,452)	(4,821)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	1,040	—	1,040	—
Less: NOL Carryback Revaluation	—	—	—	(35,540)

Non-GAAP Net Earnings from Continuing Operations	$62,688	$79,951	$219,452	$169,504

Earnings from Continuing Operations Per Share Assuming Dilution	$0.86	$1.10	$3.06	$2.82
Add: Intangible Amortization Expense	0.09	0.08	0.25	0.25
Add: Separation Related Charges	—	0.04	—	0.04
Less: Insurance Recoveries Related to Legal and Regulatory Expenses	—	(0.01)	—	(0.01)
Add: Transaction Expense	—	—	0.01	—
Less: Tax Impact of Adjustments (1)	(0.02)	(0.03)	(0.07)	(0.07)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.02	—	0.02	—
Less: NOL Carryback Revaluation	—	—	—	(0.52)

Non-GAAP Earnings from Continuing Operations Per Share Assuming Dilution(2)	$0.94	$1.17	$3.26	$2.50

Weighted Average Shares Outstanding Assuming Dilution	66,385	68,155	67,319	67,849

(1)	Adjustments are tax-effected using an assumed statutory tax rate of 26.0%.
(2)	In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings Inc.

Non-GAAP Financial Information

Quarterly Segment EBITDA

(In thousands)

	Unaudited Three Months Ended September 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings from Continuing Operations				$57,413
Income Taxes(1)				20,464

Earnings (Loss) from Continuing Operations Before Income Taxes	$76,435	$6,354	(4,912)	77,877
Interest Expense	307	137	—	444
Depreciation	2,627	240	13	2,880
Amortization	5,421	—	302	5,723

EBITDA	84,790	6,731	(4,597)	86,924
Stock-Based Compensation	3,587	78	3,002	6,667

Adjusted EBITDA	$88,377	$6,809	$(1,595)	$93,591

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	Unaudited Three Months Ended September 30, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$74,643
Income Taxes(1)				21,005

Earnings (Loss) from Continuing Operations Before Income Taxes	$106,682	$(2,347)	$(8,687)	95,648
Depreciation	2,208	196	—	2,404
Amortization	5,420	145	—	5,565

EBITDA	114,310	(2,006)	(8,687)	103,617
Insurance Recoveries Related to Legal and Regulatory Expenses	(835)	—	—	(835)
Stock-Based Compensation(2)	2,931	141	2,345	5,417
Separation Costs	1,765	—	678	2,443

Adjusted EBITDA	$118,171	$(1,865)	$(5,664)	$110,642

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.
(2)	2020 quarterly Adjusted EBITDA metrics have been updated to add-back Stock-based compensation to conform to management’s 2021 definition of Adjusted EBITDA.

PROG Holdings Inc.

Non-GAAP Financial Information

Nine Month Segment EBITDA

(In thousands)

	Unaudited Nine Months Ended September 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings from Continuing Operations				$205,738
Income Taxes(1)				69,609

Earnings (Loss) from Continuing Operations Before Income Taxes	$268,128	$12,131	$(4,912)	275,347
Interest Expense	1,062	330	—	1,392
Depreciation	7,253	625	13	7,891
Amortization	16,263	—	302	16,565

EBITDA	292,706	13,086	(4,597)	301,195
Stock-Based Compensation	11,592	209	3,002	14,803
Transaction Expense	561	—	—	561

Adjusted EBITDA	$304,859	$13,295	$(1,595)	$316,559

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	Unaudited Nine Months Ended September 30, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$191,322
Income Taxes(1)				13,915

Earnings (Loss) from Continuing Operations Before Income Taxes	$232,502	$(7,873)	$(19,392)	205,237
Depreciation	6,508	623	—	7,131
Amortization	16,262	435	—	16,697

EBITDA	255,272	(6,815)	(19,392)	229,065
Insurance Recoveries Related to Legal and Regulatory Expenses	(835)	—	—	(835)
Stock-Based Compensation(2)	8,937	321	6,574	15,832
Restructuring Expenses, Net	—	—	238	238
Separation Costs	1,765	—	678	2,443

Adjusted EBITDA	$265,139	$(6,494)	$(11,902)	$246,743

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.
(2)	2020 quarterly Adjusted EBITDA metrics have been updated to add-back Stock-based compensation to conform to management’s 2021 definition of Adjusted EBITDA.

PROG Holdings Inc.

Gross Merchandise Volume by Quarter

(In thousands)

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
		2020			2020		2021
Progressive Leasing	$462,025	$404,018	$448,843	$536,422	$1,851,308	$510,046	$505,971	$493,277
Vive	25,376	21,536	37,883	45,956	130,751	55,898	51,701	49,085
Other	—	—	—	—	—	—	—	2,655

Total	$487,401	$425,554	$486,726	$582,378	$1,982,059	$565,944	$557,672	$545,017

Reconciliation of Full Year 2021 Outlook for Adjusted EBITDA

(In thousands)

Full Year 2021 Ranges
Consolidated
Estimated Net Earnings	$248,000-$252,000
Taxes	84,500-85,000

Projected Earnings Before Taxes	332,500-337,000
Interest Expense	1,900
Depreciation	11,100
Amortization	22,500

Projected EBITDA	368,000-372,500
Stock-Based Compensation	22,000-22,500

Projected Adjusted EBITDA	$390,000-$395,000

Reconciliation of Full Year 2021 Outlook for Earnings Per Share

Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2021 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$3.62	$3.71
Add Projected Intangible Amortization Expense	0.24	0.24
Add Acquisition transaction costs	0.01	0.01
Add Projected Interest on FTC Settlement Uncertain Tax Position	0.03	0.03

Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.90	$3.99